UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 17, 2010

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant's telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The information in this Item 7.01 and in Exhibit 99.1 shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

On February 17, 2010, Lee Enterprises, Incorporated (the "Company") issued a news release which is attached hereto as Exhibit 99.1.

The Annual Meeting of Stockholders of the Company was held on February 17, 2010. Mary E. Junck, Andrew E. Newman and Gordon D. Prichett were elected as directors for three-year terms expiring at the 2013 annual meeting.

Votes were cast for nominees for director as follows:

	For	Withheld	Broker Non-Votes
Mary E. Junck	60,346,627	2,533,953	12,718,915
Andrew E. Newman	59,723,693	3,156,887	12,718,915
Gordon D. Prichett	61,376,463	1,504,117	12,718,915

The stockholders ratified the Audit Committee of the Board of Director's appointment of KPMG LLP to serve as the independent registered public accounting firm to audit the Company's financial statements for the 2010 fiscal year, and votes were cast as follows:

	For	Against	Abstain	Broker Non-Votes
Ratify Selection of KPMG LLP	74,186,592	465,789	947,114	0

The stockholders approved adoption of the Company's Amended and Restated 1996 Stock Plan for Non-Employee Directors effective February 17, 2010, and votes were cast as follows:

	For	Against	Abstain	Broker Non-Votes
Amend and Restate the 1996 Stock Plan for Non-Employee Directors	53,512,955	9,281,808	83,817	12,720,915

The stockholders approved adoption of the Company's Amended and Restated 1990 Long-Term Incentive Plan effective January 6, 2010, and votes were cast as follows:

	For	Against	Abstain	Broker Non-Votes
Amend and Restate the 1990 Long-Term Incentive Plan	53,638,319	9,119,430	122,831	12,718,915

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	News Release of Lee Enterprises, Incorporated dated February 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: February 18, 2010	By:
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News Release of Lee Enterprises, Incorporated dated February 17, 2010